UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2014

APTARGROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction
of Incorporation)

1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois (Address of Principal Executive Offices)	60014 (Zip Code)

Registrant’s telephone number, including area code:  (815) 477-0424

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Program

On December 16, 2014, AptarGroup, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).  Pursuant to the ASR Agreement, the Company will repurchase approximately $250 million of its common stock from Wells Fargo.  The total number of shares that will be repurchased will be determined based on the daily volume weighted average market price of the Company’s common stock, less a discount.  Initially, Wells Fargo has agreed to deliver approximately 3.1 million shares of the Company’s common stock to the Company on December 17, 2014.  At the completion of the program, the Company may be entitled to receive additional shares of its common stock from Wells Fargo, or, under certain circumstances, may be required to make a cash payment or, at the Company’s option, deliver shares to Wells Fargo.  Final settlement of the ASR Agreement is expected to be completed by the end of September 2015, although the settlement may be accelerated at Wells Fargo’s option.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Wells Fargo is permitted to make adjustments to valuation and calculation periods and various representations and warranties made by the Company and Wells Fargo to one another.  The ASR Agreement also provides that Wells Fargo can terminate or adjust the terms of the transaction following the occurrence of certain specified events, including major corporate transactions involving the Company.

The Company paid an initial purchase price of $250 million to Wells Fargo on December 17, 2014, which was funded using proceeds from the sale of the Series A-1 Notes and Series A-3 Notes discussed below.

Wells Fargo and its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Private Placement of Senior Notes

On December 16, 2014, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers listed in Schedule B thereto pursuant to which the Company agreed to sell (i) $125,000,000 aggregate principal amount of its 3.49% Series 2014-A-1 Senior Notes due December 16, 2023 (the “Series A-1 Notes”), (ii) $100,000,000 aggregate principal amount of its 3.49% Series 2014-A-2 Senior Notes due February 26, 2024 (the “Series A-2 Notes”), (iii) $125,000,000 aggregate principal amount of its 3.61% Series 2014-A-3 Notes due December 16, 2025 (the “Series A-3 Notes”) and (iv) $125,000,000 aggregate principal amount of its 3.61% Series 2014-A-4 Senior Notes due February 26, 2026 (the “Series A-4 Notes” and, together with the Series A-1 Notes, the Series A-2 Notes and the Series A-3 Notes, the “Notes”) in a private placement to various institutional investors.  The issuance and sale of the Series A-1 Notes and the Series A-3 Notes occurred on December 16, 2014.  The issuance and sale of the Series A-2 Notes and the Series A-4 Notes is expected to occur on February 26, 2015.  The Company expects to use the proceeds from the sale of the Notes to fund share repurchases and to repay existing indebtedness.

The Company will pay interest on the outstanding principal balance of the Notes at the stated rates per annum from the respective dates of issuance, payable semi-annually in arrears on June 16 and December 16 of each year, commencing on June 16, 2015, in the case of the Series A-1 Notes and the Series A-3 Notes, and on February 26 and August 26 of each year, commencing on August 26, 2015, in the case of the Series A-2 Notes and the Series A-4 Notes, in each case until such principal becomes due and payable. The Notes are senior unsecured obligations of the Company and rank equal in right of payment with all other senior unsecured indebtedness of the Company.

The Note Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding the Company and its subsidiaries and various covenants, including covenants that require the Company to maintain, as of the end of each fiscal quarter, a Consolidated Leverage Ratio of no greater than 3.50 to 1.00 and a Consolidated Interest Coverage Ratio of no less than 3.00 to 1.00 (each term as defined in the Note Purchase Agreement). The Note Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of the Company or its significant subsidiaries, certain judgments against the Company or its significant subsidiaries and events of bankruptcy involving the Company or its significant subsidiaries.

The Company may from time to time, at its option, upon notice, prepay prior to maturity all or any part of the principal amount of the Notes, together with accrued interest and the Make-Whole Amount (as defined in the Note Purchase Agreement). The Notes will automatically become immediately due and payable without notice upon the occurrence of an event of default involving insolvency or bankruptcy of the Company or any significant subsidiary. In addition, by notice given to the Company, any holder or holders of more than 50% in principal amount of the Notes, at its or their option, may declare all of the Notes to be immediately due and payable upon the occurrence and continuation of any other event of default, and, by notice given to the Company, any holder of the Notes may, at its option, declare all of the Notes held by such holder to be immediately due and payable in the event that the Company defaults in the payment of any amount due and payable under the Note Purchase Agreement.

Copies of the Note Purchase Agreement, the form of Series A-1 Note, the form of Series A-2 Note, the form of Series A-3 Note and the form of Series A-4 Note are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5 to this report, respectively.  The foregoing description of the Note Purchase Agreement and the Notes is qualified in its entirety by reference to the full text of the Note Purchase Agreement and the forms of the Notes, which are incorporated by reference herein.

Amendment to Existing Note Purchase Agreements

The Company is party to that certain Note Purchase Agreement dated July 31, 2006 between the Company and each of the purchasers listed in Schedule A thereto (as amended, the “2006 Note Purchase Agreement”) and that certain Note Purchase Agreement dated July 31, 2008 between the Company and each of the purchasers listed in Schedule A thereto (as amended and supplemented, the “2008 Note Purchase Agreement” and, together with the 2006 Note Purchase Agreement, the “Existing Note Purchase Agreements”), pursuant to which the Company has issued its senior notes in private placements to various institutional investors.

On December 16, 2014, in connection with the entry into the Note Purchase Agreement, the Company entered into a Second Amendment to the 2006 Note Purchase Agreement and a Second Amendment to the 2008 Note Purchase Agreement in order to conform the financial covenants and certain other terms of the Existing Note Purchase Agreements to those of the Note Purchase Agreement.

Copies of the Second Amendment to the 2006 Note Purchase Agreement and the Second Amendment to the 2008 Note Purchase Agreement are filed as Exhibit 4.6 and Exhibit 4.7 to this report, respectively.  The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are incorporated by reference herein.

Amendment to Credit Facility

The Company is party to that certain Credit Agreement dated January 31, 2012 among the Company, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions party from time to time thereto (as amended, the “Credit Facility”).

On December 16, 2014, in connection with the entry into the Note Purchase Agreement, the Company entered into Amendment No. 3 to the Credit Facility in order to, among other things, (i) extend the maturity date to December 16, 2019, (ii) conform the financial covenants and certain other terms of the Credit Facility to those of the Note Purchase Agreement and (iii) update the pricing grid in order to reflect such financial covenants.

A copy of Amendment No. 3 to the Credit Facility is filed as Exhibit 10.1 to this report.  The foregoing description of Amendment No. 3 is qualified in its entirety by reference to the full text of Amendment No. 3, which is incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference to the extent applicable.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Note Purchase Agreement, dated as of December 16, 2014, among the Company and each of the purchasers listed in Schedule B thereto

4.2	Form of AptarGroup, Inc. 3.49% Series 2014-A-1 Senior Notes due December 16, 2023 (included as a part of Exhibit 4.1)

4.3	Form of AptarGroup, Inc. 3.49% Series 2014-A-2 Senior Notes due February 26, 2024 (included as a part of Exhibit 4.1)

4.4	Form of AptarGroup, Inc. 3.61% Series 2014-A-3 Senior Notes due December 16, 2025 (included as a part of Exhibit 4.1)

4.5	Form of AptarGroup, Inc. 3.61% Series 2014-A-4 Senior Notes due February 26, 2026 (included as a part of Exhibit 4.1)

4.6	Second Amendment to 2006 Note Purchase Agreement, dated as of December 16, 2014, among the Company and each of the noteholders listed on the signature pages thereto

4.7	Second Amendment to 2008 Note Purchase Agreement, dated as of December 16, 2014, among the Company and each of the noteholders listed on the signature pages thereto

10.1

Amendment No. 3 to Credit Agreement, dated as of December 16, 2014, among the Company, the financial institutions party thereto as Lenders and Wells Fargo Bank, National Association, as administrative agent and swingline lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTARGROUP, INC.

December 17, 2014	By:	/s/ Robert W. Kuhn
Robert W. Kuhn Executive Vice President, Chief Financial Officer and Secretary